PRUDENTIAL WORLD FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ 07102




December 28, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Prudential World Fund, Inc.
File No. 811-3981


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended October 31, 2006 .. The enclosed is being filed electronically via the EDGAR System.



Yours truly,


_/s/ Claudia DiGiacomo_
Claudia DiGiacomo
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of December 2006.



Prudential World Fund, Inc.



By: /s/ Claudia DiGiacomo				Witness:   /s/George Chen
Claudia DiGiacomo	George Chen
Assistant Secretary